EXHIBIT 5.1

THE O'NEAL LAW FIRM, P.C.
17100 EAST SHEA BOULEVARD
SUITE 400-D
FOUNTAIN HILLS, ARIZONA 85268
(480) 812-5058 (TEL)
(480) 816-9241 (FAX)

October 14, 2005

Board of Directors
Lexington Resources, Inc.
7473 West Lake Mead Road
Las Vegas, Nevada 89128

Gentlemen:

We have acted as counsel for Lexington Resources, Inc., a Nevada corporation (the "Company"), in connection with the registration under the United States Securities Act of 1933, as amended, on Form SB-2 (referred to herein as the "Registration Statement") by the following selling shareholders (the "Selling Shareholders") of the following securities:

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 common stock purchase warrants (the "Warrants") to purchase shares of the Company's common stock at an exercise price of $3.00 per share, which relate to promissory notes issued between June 1, 2005 and August 22, 2005 and which expire on May 31, 2010;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 233,000 shares of the Company's common stock issuable upon the exercise of the Warrants at an exercise price of $3.00 per share expiring on May 10, 2010;

  the resale by a certain Selling Shareholder, and its transferee, donee or successor of, of 200,000 shares of the Company's issued on August 25, 2005, which relate to a settlement agreement executed on August 25, 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of up to 10,255,000 shares of the Company's common stock issuable upon the conversion of secured convertible notes (the "Convertible Notes") issued in September and October of 2005;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class A common stock purchase warrants (the "Class A Warrants") to purchase shares of the Company's stock at an exercise price of $1.50 per share, which relate to the issuance of the Convertible Notes. The Class A Warrants are exercisable for a term of three years after the Registration Statement filed by the Company for the resale of the shares of common stock underlying the Class A Warrants has been declared effective by the Securities and Exchange Commission (the "SEC");

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of the Company's common stock issuable upon the exercise of Class A Warrants to purchase shares of the Company's common stock at an exercise price of $1.50 per share for a term of three years after the Registration Statement has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors of, 2,930,000 Class B common stock purchase warrants (the "Class B Warrants") to purchase shares of the Company's common stock at an exercise price of $1.25 per share, which relate to the issuance of the Convertible Notes. The Class B Warrants are exercisable for a term of one year after the Registration Statement filed by the Company for the resale of the shares of common stock underlying the Class B Warrants has been declared effective by the SEC;

  the resale by certain Selling Shareholders, and their transferees, donees or successors, of 2,930,000 shares of the Company's common stock issuable upon the exercise of the Class B Warrants at an exercise price of $1.25 per share for a term of one year after the Registration Statement has been declared effective by the SEC;

  the resale by a certain Selling Shareholder, and its transferee, donee or successor, of 586,000 finder's common stock purchase warrants (the "Finder's Warrants") to purchase shares of the Company's common stock at an exercise price of $1.00 per share, which relate to the issuance of the Convertible Notes. The Finder's Warrants are exercisable for a term of three years after the Registration Statement filed by the Company for the resale of the shares of common stock underlying the Finder's Warrants has been declared effective by the SEC; and

  the resale by a certain Selling Shareholder, and its transferee, donee or successor, of 586,000 shares of the Company's common stock issuable upon the exercise of the Finder's Warrants at an exercise price of $1.00 per share for a term of three years after the Registration Statement has been declared effective by the SEC;

(the Warrants, the Class A Warrants, the Class B Warrants and the Finder's Warrants being, collectively, the "Warrants", and the Warrants together with the shares of common stock of the Company underlying the Warrants and the conversion of the Convertible Securities, being, collectively, the "Securities").

In connection with this opinion, we have made such investigations and examined such records, including: (i) the Company's Articles of Incorporation, as amended; (ii) such corporate minutes as we deemed necessary to the performance of my services and to give this opinion; and (iii) such other instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. We have also examined the applicable laws and constitutional provisions of the States of Nevada and New York, and reported judicial decisions interpreting such laws and provisions In expressing this opinion we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company. We are qualified to practice law in the State of Arizona, and we express no opinion as to the laws of any jurisdiction other than corporate laws of the State of Nevada, New York and the federal laws of the United States of America.

In giving this opinion we have assumed: (i) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals; (ii) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; (iii) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof; (iv) the performance of any obligation under any documents in any jurisdiction outside the United States will not be illegal or ineffective under the laws of that jurisdiction; (v) the parties executing such documents had all requisite power to enter into deliver and perform all obligations under those documents; and (vi) the execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon said parties.

Based upon the foregoing and subject to the qualifications set forth above, we are of the opinion that:

1. The authorized, issued and outstanding capital stock of the Company as of October 14, 2005 consists of 200,000,000 shares of Common Stock of which 17,603,405 shares are issued and outstanding and 75,000,000 shares of Preferred Stock of which none are issued and outstanding. The issued and outstanding shares of Common Stock of the Company (including the shares of Common Stock that will be offered and sold under the Registration Statement) have been duly and validly issued and are fully paid and non-assessable, and will not have been issued in violation of or subject to any pre-emptive right, co-sale right, registration right, right of first refusal or other similar right, except for registration rights that have been fulfilled by the Company; and

2. The Warrants are validly authorized, legally issued, fully paid and non-assessable, and the 6,679,000 shares of Common Stock which may be issued upon the exercise of the Warrants will, upon the purchase, receipt of full payment, issuance and delivery thereof in accordance with their terms and their terms as described in the Registration Statement, be duly and validly authorized, legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus included as part of the Registration Statement in connection with the matters referred to under the caption "Legal Matters."

Sincerely,

/s/THE O'NEAL LAW FIRM, P.C.